SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 9, 2012 (January 5, 2012)

DYNEGY INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2012, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Dynegy Inc. (“DI”) established the 2012 Long Term Incentive Program — Cash (the “Program”) for its named executive officers and certain other members of management of DI and employing affiliates of DI (collectively, the “Company”) as selected by the Committee.  The Program is being implemented in connection with the ongoing financial restructuring of certain of DI’s subsidiaries, including Dynegy Holdings, LLC (“DH”) and certain of its subsidiaries, which filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code.  The Program is intended to (i) incent Company management to remain employed with the Company during the ongoing restructuring program, (ii) incent such individuals to assist DH to successfully emerge from bankruptcy pursuant to a reorganization plan that is approved by the U.S. Bankruptcy Court, and (iii) promote the long-term growth of DI.

The Program provides for a long-term incentive compensation payment, payable in cash, equal to a percentage of each participant’s 2011 annual base salary as of December 31, 2011 (a “Base Salary”).  The Committee shall determine the value of each participant’s Program award (an “Award”) based on (i) each participant’s individual performance during the period between the date of the Award and the date of DH’s emergence from bankruptcy (the “Exit Date”), (ii) the performance of the Company’s management team, including individuals who do not receive awards under the Program, and (iii) any other factors that the Committee determines appropriate, in its sole discretion.  The Award for our chief executive officer shall be an amount equal to (a) his Base Salary multiplied by (b) a percentage ranging from 185% to 250%, depending on the Committee’s evaluation of the above described factors.  The Award for each of our remaining named executive officers shall be an amount equal to (a) each such officer’s Base Salary multiplied by (b) a percentage ranging from 85% to 150%, depending on the Committee’s evaluation of the above described factors.  Each Award will be determined by the Committee no later than 15 days following the Exit Date, with one-third of the Award amount paid no later than the next available payroll cycle following the Committee’s determination of the Award.  The participant will be entitled to receive an additional one-third of the Award on each of the first and second anniversaries of the Exit Date, if the participant remains employed with the Company on such dates, with payment of each such amount to occur no later than the next available payroll cycle following each such anniversary.

Any future long-term incentive equity and/or equity-based awards granted in the year in which the Exit Date occurs, based on the equity award range established by the Committee, will be offset by the amount of any Award. When combined with the target annual long-term equity/equity-based award, no participant will receive a combined equity/equity-based award and cash Award greater than the targeted long-term incentive range for his or her position.

Awards under the Program are documented through individual award agreements, forms of which are attached hereto as Exhibits 10.1 and 10.2.  The form award agreements shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not otherwise subject to the liabilities of that section, and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
10.1	Form Award Agreement for 2012 Long Term Incentive Program Award — Cash (CEO)
10.2	Form Award Agreement for 2012 Long Term Incentive Program Award — Cash (EVP)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: January 9, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Document
10.1	Form Award Agreement for 2012 Long Term Incentive Program Award — Cash (CEO)
10.2	Form Award Agreement for 2012 Long Term Incentive Program Award — Cash (EVP)